Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statement (Form S-8) pertaining to the Alcobra Ltd. 2010 Incentive Option Plan of our report dated April 27, 2017 with respect to the consolidated financial statements of Alcobra Ltd. and its subsidiary included in the Annual Report on Form 20-F of Alcobra Ltd. for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 27, 2017	A Member of EY Global